Exhibit 99.1

Contacts:
Elise Caffrey	Parna Sarkar
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 418-3003	(781) 418-3135
ecaffrey@irobot.com	psarkar@irobot.com
iRobot Reports Record Third Quarter 2006 Results
BURLINGTON, Mass., Oct. 26, 2006 — iRobot Corp. (NASDAQ: IRBT) today announced its financial results for the third fiscal quarter ended Sept. 30, 2006.
Highlights:
•	Revenues for the third quarter of 2006 grew to $55.0 million, compared with $52.5 million for the same quarter one year ago. Revenues for the nine months ended Sept. 30, 2006 increased to $127.8 million, compared with $95.5 million for the same period a year ago.

•	Gross profit for the third quarter grew to $23.0 million (41.8 percent of sales), compared with $20.7 million (39.5 percent of sales) in the third quarter of 2005.

•	Net income in the third quarter of 2006 was $10.0 million compared with net income in the third quarter of 2005 of $9.8 million. Net income for the nine months ended Sept. 30, 2006 increased to $5.3 million, compared with $2.6 million for the same period a year ago.

•	iRobot expanded its line of home robots. The company introduced the iRobot Dirt Dog™ Workshop Robot, designed for garages, basements and workbench zones, and the iRobot Roomba® for Pets.

•	iRobot unveiled the pre-prototype iRobot Small Unmanned Ground Vehicle, or iRobot SUGV, and the iRobot Warrior™ robot. The 30-pound, lightweight SUGV is being developed under iRobot’s $54 million, multi-year contract with the U.S. Army’s Future Combat Systems program. The Warrior is a 250-pound multi-mission platform with a ground speed of 12 mph and a heavy-lift carrying capacity.
“We reported record quarterly revenues and earnings, the highest in our company’s history, while continuing to invest in the growth of the company,” said Colin Angle, co-founder and chief executive officer of iRobot. “Moving forward, we will continue our product line expansion and invest in cutting edge research programs, while strengthening iRobot’s position as the leader in robot technology.”
Financial Guidance
The company improved its expectations for revenue for the full fiscal year 2006 and expects full-year revenue to be within a range of $185 million and $192 million. This compares with the previously issued full fiscal year 2006 revenue range of $182 million to $192 million. The company reaffirmed its previously issued full fiscal year 2006 pre-tax earnings guidance range of breakeven to 2 percent of revenues, or $3.8 million.
iRobot Corporation
63 South Avenue, Burlington, MA 01803-4903 • 781.345.0200 • Fax 781.345.0201 • www.irobot.com

Third-Quarter Conference Call
iRobot will host a conference call today at 5:30 p.m. ET to discuss its financial results for the third fiscal quarter ended Sept. 30, 2006, business outlook, and outlook for future financial performance. To access the call, investors should dial 913-981-5509 approximately 10 minutes prior to the initiation of the teleconference and reference iRobot. A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through midnight on Nov. 1, and can be accessed by dialing 719-457-0820, access code 6822414.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations concerning future financial performance, investments in and expansion of its business, product development and marketing plans, and demand for and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, fluctuations in our operating results and the seasonality of our business, our ability to enhance our current consumer robots or develop new consumer robots, our dependence on the U.S. federal government and government contracts, our ability to expand our product offering beyond our current markets, market acceptance of our products, our ability to manage our rapid growth, changes in government policies or spending priorities. and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
iRobot Corporation
63 South Avenue, Burlington, MA 01803-4903 • 781.345.0200 • Fax 781.345.0201 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
Revenue
Product revenue	$48,359	$48,315	$111,309	$83,039
Contract revenue	6,688	4,143	16,508	12,375
Royalty revenue	—	—	—	62

Total	55,047	52,458	127,817	95,476

Cost of Revenue
Product revenue	28,398	28,578	69,698	55,338
Contract revenue	3,666	3,173	11,166	8,953

Total	32,064	31,751	80,864	64,291

Gross Profit	22,983	20,707	46,953	31,185

Operating Expense
Research & development	4,345	2,590	10,946	8,335
Selling & marketing	4,712	4,887	19,197	11,582
General & administrative	4,663	3,448	14,074	8,852

Total	13,720	10,925	44,217	28,769

Operating income	9,263	9,782	2,736	2,416
Other income (expense), net	978	60	2,847	271

Pre-tax income	10,241	9,842	5,583	2,687
Income tax expense	199	90	235	92

Net income	$10,042	$9,752	$5,348	$2,595

Net income attributable to common stockholders	$10,042	$5,040	$5,348	$1,332

Net income per common share:
Basic	$0.43	$0.49	$0.23	$0.13
Diluted	$0.39	$0.40	$0.21	$0.11

Shares used in Per Common Share Calculations: (1)
Basic	23,560	10,223	23,455	10,080
Diluted	25,502	12,600	25,610	12,268

(1)	Note shares used in the income per common share calculations for the three and nine months ended October 1, 2005 exclude the impact of the conversion of preferred stock as required under GAAP, as they were antidilutive to earnings.

Stock-based compensation included in above figures:
Cost of product revenue	$92	$9	$215	$18
Cost of contract revenue	72	18	183	29
Research & development	91	27	271	59
Selling & marketing	133	9	239	12
General & administrative	336	109	854	244

Total	$724	$172	$1,762	$362

iRobot Corporation
63 South Avenue, Burlington, MA 01803-4903 • 781.345.0200 • Fax 781.345.0201 • www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
Assets

Cash and equivalents	$8,318	$76,064
Short term investments	63,850	—
Accounts receivable, net	30,643	23,045
Unbilled revenues	1,113	1,424
Inventory, net	23,824	15,903
Other current assets	1,161	1,533

Total current assets	128,909	117,969
Property, plant and equipment, net	8,062	6,966

Total assets	$136,971	$124,935

Liabilities and stockholders’ equity

Accounts payable	$27,959	$23,721
Accrued expenses	5,361	3,484
Accrued compensation	5,994	4,002
Provision for contract settlement	—	5,154
Deferred revenue	2,198	1,018

Total current liabilities	41,512	37,379

Stockholders’ equity	95,459	87,556

Total liabilities and stockholders’ equity	$136,971	$124,935

iRobot Corporation
63 South Avenue, Burlington, MA 01803-4903 • 781.345.0200 • Fax 781.345.0201 • www.irobot.com